Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2012 relating to the consolidated financial statements of MillerCoors LLC, which appears in Molson Coors Brewing Company’s Annual Report on Form 10-K dated February 24, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

August 7, 2012